                                                                EXHIBIT 2.20




                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into by and among ROBERT R. STORY, an individual ("Seller"), and WIRELESS
COMMUNICATIONS, INC. ("Purchaser"), effective as of the 3rd day of May, 1995.


                                R E C I T A L S:

         A. Story assigned a ten percent (10%) interest in the wireless cable television system and related assets serving the Lubbock, Texas market (the "Lubbock Assets") to Robert R. Story, Inc. ("RRSI"). Pursuant to the terms of the Asset Purchase Agreement ("Purchase Agreement"), dated May 3, 1995, RRSI acquired from United States Wireless Systems, Inc. ("Systems") the remaining ninety percent (90%) of the Lubbock Assets.

         B. Heartland Wireless Communications, Inc. ("Heartland") has previously loaned to Seller an aggregate of $3,700,000 ("Heartland Loan"), the proceeds of which were contributed by Seller to RRSI and used by RRSI toward the purchase of the Lubbock Assets pursuant to the Purchase Agreement.

         C. Seller is the owner of 1,000 issued and outstanding common shares of RRSI ("Shares"), which shares constitute 100% of the outstanding equity interests in RRSI.

         D. Heartland is the owner of 100% of the issued and outstanding shares of Purchaser, and has assigned its rights in and to the Heartland Loan to Purchaser.

         E. Upon the closing under the Purchase Agreement, RRSI became the sole owner of the Lubbock Market.

         F. Seller desires to sell, and Purchaser desires to purchase, the Shares, as further set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to Purchaser, and Purchaser agrees to purchase from Seller, at the Closing (as defined below), the Shares.

         2. PURCHASE PRICE. The Purchase Price ("Purchase Price") for the Shares shall be $5,400,000, payable as follows:

                 a. DISCHARGE OF HEARTLAND LOAN. At the Closing, and upon the conveyance of the Shares to Purchaser, the Heartland Loan shall be deemed to have been paid in full, Purchaser shall discharge the Heartland Loan and $3,700,000 shall be credited toward the Purchase Price.

                 b. CASH PAYMENT. $1,700,000 shall be payable to Seller in cash at the Closing.

         3. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser as follows:

                 a. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors' rights.

                 b. Seller is the lawful owner of and has the right to transfer to Purchaser the Shares. The delivery to Purchaser of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Shares to Purchaser free and clear of all liens, mortgages, pledges, security interests, restrictions, encumbrances and claims of any kind or nature whatsoever other than for restrictions imposed on the transferability of unregistered securities under applicable federal and state securities laws.

                 c. The Shares are validly issued, fully paid and non-assessable, free of preemptive rights, and have not been issued in violation of federal or state securities laws.

                 d. The Shares constitute all of the issued and outstanding capital shares of RRSI, and other than the Shares, there are no other issued and outstanding shares of any class of capital stock or any other securities of RRSI.

                 e. Seller is the record and beneficial owner of the Shares, and other than this Agreement, there is no subscription, option, warrant, call, right, agreement, or commitment relating to the issuance, sale, delivery or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) of the Shares, or any voting agreement, voting trust agreement, shareholder agreement or similar agreement relating to the securities of RRSI.

                 f. RRSI has no liabilities to any party, other than liabilities associated with the Heartland Loan or liabilities assumed in connection with the Purchase Agreement.

                 g. RRSI was incorporated on April 26, 1995, and has not engaged in any material obligations or activities (other than consummating the purchase of the Lubbock Assets under the Purchase Agreement), including, but not limited to, incurring any liens, liabilities or other obligations or hiring any employees.





STOCK PURCHASE AGREEMENT - PAGE 2

Except for the representations and warranties expressly set forth in Section 3 above, Seller does not make, and hereby disclaims any, representations and warranties, express or implied. Purchaser acknowledges that it has conducted its own review and investigation of the Lubbock Assets and is not relying on Seller to confirm the title, condition or quality of the Lubbock Assets. Additionally, Purchaser acknowledges that it has not relied upon Seller in evaluating the business prospects from operation of the Lubbock Assets.


                [Remainder of page intentionally left blank]





STOCK PURCHASE AGREEMENT - PAGE 3

         4. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller as follows:

                 a. This Agreement has been duly, authorized, executed and delivered by or on behalf of Purchaser, constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, or other laws of general application relating or affecting the enforcement of creditor's rights.

                 b.       Purchaser is the owner and holder of the Heartland
Loan.

         5. CLOSING. The "Closing" under this Agreement shall occur on or before 5:00 p.m. on May 3, 1995, at the officers of Arter, Hadden, Johnson & Bromberg, 1717 Main Street, Suite 4100, Dallas, Texas 75201, or at such other time and place as Seller and Purchaser shall mutually agree upon. At the Closing, Seller shall deliver to Purchaser a certificate representing the Shares to be sold by Seller to Purchaser duly endorsed in blank, or accompanied by stock powers duly endorsed in blank. At the Closing, Purchaser shall deliver to Seller any instruments representing the Heartland Loan marked "Discharged" and any other acknowledgements of the discharge of the Heartland Loan reasonably requested by Seller, along with $1,700,000 in cash.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the heirs, personal representatives, successors and assigns of the parties hereto. Heartland may assign its rights hereunder to any party.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         EXECUTED to be effective as of May 3, 1995.

                                           SELLER:


                                           -----------------------------------
                                           Robert R. Story

                                           PURCHASER:

                                           WIRELESS COMMUNICATIONS, INC.


                                           By:    /s/ JOHN R. BAILEY
                                               -------------------------------
                                           Name:  John R. Bailey
                                               -------------------------------
                                           Its:   Vice President
                                               -------------------------------




STOCK PURCHASE AGREEMENT - PAGE 4

         4. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller as follows:

                 a. This Agreement has been duly, authorized, executed and delivered by or on behalf of Purchaser, constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, or other laws of general application relating or affecting the enforcement of creditor's rights.

                 b.       Purchaser is the owner and holder of the Heartland
Loan.

         5. CLOSING. The "Closing" under this Agreement shall occur on or before 5:00 p.m. on May 3, 1995, at the officers of Arter, Hadden, Johnson & Bromberg, 1717 Main Street, Suite 4100, Dallas, Texas 75201, or at such other time and place as Seller and Purchaser shall mutually agree upon. At the Closing, Seller shall deliver to Purchaser a certificate representing the Shares to be sold by Seller to Purchaser duly endorsed in blank, or accompanied by stock powers duly endorsed in blank. At the Closing, Purchaser shall deliver to Seller any instruments representing the Heartland Loan marked "Discharged" and any other acknowledgements of the discharge of the Heartland Loan reasonably requested by Seller, along with $1,700,000 in cash.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the heirs, personal representatives, successors and assigns of the parties hereto. Heartland may assign its rights hereunder to any party.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         EXECUTED to be effective as of May 3, 1995.

                                           SELLER:

                                           /s/ ROBERT R. STORY
                                           -----------------------------------
                                           Robert R. Story

                                           PURCHASER:

                                           WIRELESS COMMUNICATIONS, INC.


                                           By:
                                               -------------------------------
                                           Name:
                                                 -----------------------------
                                           Its:
                                                ------------------------------




STOCK PURCHASE AGREEMENT - PAGE 5